ADDENDUM NO. 1 TO 2008 AMENDED AND RESTATED
SEVERANCE AND CHANGE OF CONTROL AGREEMENT

        THIS ADDENDUM NO. 1 is made as of the 17th day of March, 2008, to the 2008 Amended and Restated Severance and Change of Control Agreement dated as of January 1, 2008 (the “Original Agreement”), by and between REGENCY CENTERS CORPORATION, a Florida corporation (the “Company”), and BRIAN M. SMITH (the “Employee”) (all capitalized terms not otherwise defined in this Addendum shall have the meanings given to them in the Original Agreement).

        WHEREAS, the Company has requested that the Employee relocate from the Company’s Los Angeles, California office to the Company’s headquarters in Jacksonville, Florida and in connection therewith has agreed to pay to reimburse the Employee for certain relocation expenses in connection with such transfer pursuant to a Personalized Relocation Terms Document dated as of the date of this Addendum (the “Relocation Agreement”);

        WHEREAS, the Employee and his family have long-standing personal ties to the Pasadena, California area where the Employee and his family have resided prior to the Employee’s transfer to Jacksonville, Florida;

        WHEREAS, it is highly likely that the Employee and his family would relocate back to the Pasadena, California area in the event that the Employee is terminated after a Change of Control;

        WHEREAS, as inducement for the Employee to relocate to Jacksonville, Florida, the Company is willing to agree to pay certain relocation expenses for the Employee in addition to other compensation payable pursuant to Section 4 of the Original Agreement (“Change of Control-Severance”) in the event that the Employee is terminated within two years after a Change of Control;

        NOW, THEREFORE, the parties agree as follows:

        1.     Consent to Relocation. The Employee hereby consents to his relocation from the Company’s Los Angeles, California office to the Company’s office in Jacksonville, Florida and agrees that such relocation does not constitute Good Reason under the Original Agreement.

        2.    Relocation Expenses on Termination After a Change of Control. In the event that during the term of the Original Agreement, the Company terminates the Employee’s employment without Cause or the Employee terminates the Employee’s employment for Good Reason, in each case within two years following a Change of Control, and the Employee notifies that Company that within three months following such termination that the Employee has decided to relocate from the Jacksonville, Florida area to the Pasadena, California area, then the Employee shall be entitled to receive relocation assistance, including reimbursement of expenses, at a level equivalent to that set forth in the Relocation Agreement for the Employee’s relocation from Pasadena, California to Jacksonville, Florida, and all references in the Relocation Agreement to a move from the Pasadena, California area to the Jacksonville, Florida area shall be read to mean a move from the Jacksonville, Florida area to the Pasadena, California area. All references in the Relocation Agreement to the “transfer date” shall mean the date on which the Employee’s household goods are delivered to destination city, and the deadline for submission of reimbursement requests will be one year after the transfer date. In the event that Lexicon Relocation is not then serving as the relocation management vendor for the Company, all references to Lexicon Relocation shall refer to the Company’s vendor who is then providing relocation management services to the Company. If the Employee receives relocation assistance from a new employer for relocation from the Jacksonville, Florida area to the Pasadena, California area, then such assistance shall offset any relocation assistance otherwise payable by the Company under this Amendment.

        3.     No Other Changes. Except as expressly supplemented hereby, the Original Agreement and the Relocation Agreement shall remain unchanged.

REGENCY CENTERS CORPORATION

By: /s/ Martin E. Stein
Name: Martin E. Stein
Title: Chairman/CEO
EMPLOYEE:
/s/ Brian M. Smith
Brian M. Smith